Exhibit 10

COLLABORATION AGREEMENT

Altergy Systems, a California corporation (“Altergy”) and TransAct Energy Corp., a Nevada corporation (“TransAct”) agree, effective October 22, 2010 (the “Effective Date”), as follows (Altergy and TransAct are herein sometimes referred to individually as a “party” or collectively as the “parties”):

1.

Background and Purpose.

1.1.

Altergy has developed proprietary fuel cell technology that, among other things, can provide distributed power to the telecommunications industry.  India is one of the fastest growing telecommunications markets in the world.  Altergy has begun developing a market for Altergy telecommunications backup power systems in India through its distributors.

1.2.

TransAct has customers in India for Altergy’s products.  TransAct wishes to obtain a license to manufacture, sell and distribute products incorporating Altergy’s technology.  The parties agree upon a collaboration to build and market fuel cell products under the terms and conditions set forth in this Agreement and applicable exhibits.

2.

Basic Collaboration.

2.1.

Distribution Agreement.

(a)

TrasAct will purchase from Altergy the exclusive rights to distribute products manufactured using Altergy’s technology throughout the country of India (hereinafter the “Territory”), except and limited only to the extent that Altergy has already granted any nonexclusive distribution rights to third parties, under a distribution agreement substantially in the form attached hereto as Exhibit A.

(b)

The purchase price of the distribution rights (“Distribution Rights Fee”) will be US$10 million, as follows:

(i)

50% of the purchase price ($5 million) will be paid within thirty days after execution of this Collaboration Agreement;

(ii)

25% ($2.5 million) will be paid on or before January 1, 2011; and

(iii)

25% ($2.5 million) will be paid on or before January 1, 2012.

(c)

In the event that TransAct places with Altergy valid and bona fide purchase orders for 10,000 or more telecom backup power systems (5kW equivalent) on or before January 1, 2012, which orders are consummated on or before January 1, 2013, the Distribution Rights Fee will be waived.

(d)

Notwithstanding any other provisions of this Agreement, until TransAct has paid the entire License Acquisition Fee described in the License Agreement, Altergy will manufacture the products at a manufacturing facility of Altergy’s choice and ship such products to TransAct

(e)

Until the earlier to occur of (i) the expiration or termination of the Distribution Agreement, or (ii) three months after TransAct’s production capability is in place (the “Manufacturing Readiness Date”), Altergy will sell products to TransAct at its discount (to list price) given to Altergy’s most favored distributors purchasing similar products and volumes.  Such products will be manufactured by Altergy, and sold by Transact in the Territory only under TransAct’s trade name, or such other trade name that TransAct (with the consent of Altergy) determines is appropriate.

2.2.

Option to Purchase a License; License.  In further consideration for the purchase of the Distribution Agreement, Altergy will grant and issue to TransAct an option exercisable for twelve months after the purchase of the Distribution Agreement, substantially in the form attached hereto as Exhibit B (the “Option”), to acquire a license to manufacture, sell and distribute Licensed Products in India, pursuant to a license agreement substantially in the form attached hereto as Exhibit B-1 (the “License Agreement”).

2.3.

Exercise of Option; Development of Assembly Plant and Other Services.  Upon the valid exercise of the Option and purchase of the License, Altergy will, for an agreed upon fee, advise TransAct and provide agreed upon services (“Assembly Line Services”) to develop a turnkey fuel cell assembly facility similar to Altergy’s production line in Folsom, California (“Turnkey Assembly Line”).  The initial Turnkey Assembly Line and Assembly Line Services will be detailed in an agreement to be negotiated in good faith and mutually agreed upon by the parties.  As part of the Assembly Line Services, Altergy, for a fee, will provide reasonable technical and design information and advice for the purpose of assisting TransAct's personnel in the design, manufacture, application and use of the Licensed Products and the Licensed Technology for the Field of Use in the Territory.  TransAct will use its best commercial efforts to commence building the Turnkey Assembly Line and facility within one month after the Option to purchase a License is exercised, and will complete and begin production from the Turnkey Assembly Line and facility within 12 months after commencing building the Turnkey Assembly Line and facility subject to Force Majeure.

3.

Public Announcements.  The initial press release relating to this Agreement (including any agreements set forth in the Exhibits hereto) shall be a joint press release; the text of which has been agreed to by each of the parties.

4.

Expenses.  Except as otherwise expressly provided, each party will bear its own expenses for its activities and responsibilities under this Agreement and any agreement referenced herein.

5.

Relationship of the Parties.  TransAct and Altergy agree that they are and shall remain separate independent entities with respect to the collaborations and services and all other aspects of this Agreement. It is further agreed that nothing contained in this Agreement, or the other agreements referenced herein, shall be construed to constitute either party as a partner, joint venturer, employee or agent of the other, and no employee or agent of either party shall be or be deemed to be the employee or agent of the other.  Neither party shall have the authority to make any agreement or commitment, or incur any liability on behalf of the other party, nor shall either party be liable for any acts, omissions to act, contracts, commitments, promises or representations made by the other, except as specifically authorized in this Agreement or as the parties may hereafter agree in writing.

6.

Entire Agreement.  This Agreement and the agreements referenced herein constitute the entire agreement between the parties and supersede any prior oral or written agreements, except for confidentiality and nondisclosure agreements, which shall remain in effect in accordance with their terms.  There are no representations, agreements, arrangements or understandings, oral or written, between the parties relating to the subject matter of this Agreement that are not fully expressed herein and in the referenced agreements, except for certain confidentiality and nondisclosure agreements, which shall remain in full force and effect in accordance with their terms.

7.

Modification or Amendment.  This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

8.

Representations and Warranties.  Each party represents and warrants to the other that (a) it is duly organized, validly existing and in good standing under the laws of the state or country of its incorporation, (b) it has all requisite legal and corporate power and authority to carry on its business as now conducted and as proposed to be conducted, (c) when executed and delivered, this Agreement will constitute a valid and binding obligation of the party, and (d) this Agreement does not violate any obligations or duties which such party has to any other person or entity under any other agreement or otherwise.

9.

Additional Documentation; Cooperation.  Each party shall upon the request of the other, execute, acknowledge and deliver to the other party any instrument that may be reasonably required by law in order to accomplish the intent of this Agreement or the agreements referenced herein.  Each party agrees to cooperate to effectuate the intent of this Agreement and shall take all appropriate action necessary or useful in doing so.

10.

Governing Law; Dispute Resolution.

10.1.

The rights and obligations of the parties and the interpretation and enforcement of this Agreement shall be governed by and construed in accordance with, the laws of the State of California, excluding its conflicts of laws rules.  Any claim or controversy arising out of, governed by or pertaining to this Agreement or the breach thereof ("Dispute"), whether such claim or controversy is based on common law, case law, statute, rule or regulation of any nation or territory, or political subdivision of a nation or territory, shall be resolved as provided in this section.

10.2.

The parties agree that no party shall have the right to sue any other party regarding a Dispute except a party may seek injunctive or other provisional or equitable relief in order to preserve the status quo of the parties pending resolution of the Dispute, and the filing of, or response to, an action seeking injunctive or other provisional relief shall not be construed as a waiver of that party's rights under this section.

10.3.

If a Dispute arises between the parties, the parties shall initially use their best efforts to resolve the Dispute by negotiation.  To commence the Dispute resolution process and time periods, any party may serve written notice on the other party specifically identifying the Dispute and requesting that efforts at resolving the Dispute begin.

10.4.

 If the parties are unable in good faith to resolve the Dispute by negotiation within 30 days after the initial notice, the Dispute, as well as any counterclaims or cross-claims made, shall be submitted to binding arbitration, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Unless the parties otherwise agree, the arbitration shall be conducted by a three-arbitrator panel in Sacramento, California.  Except as otherwise provided in this section, the arbitration shall be conducted in accordance with, and governed by, the Commercial Arbitration Rules of the American Arbitration Association.  The arbitration shall proceed with due dispatch and a decision shall be rendered within 60 days after the appointment of the final arbitrator.  Such decision shall be in such written form that a judgment may be entered on it in any court of competent jurisdiction, and all awards may if necessary be enforced by any court (including but not limited to any Indian or United States court) having jurisdiction in the same manner as a judgment in such court.  In no event shall the arbitrators' award include any component for punitive or exemplary damages whether based on the common law, case law or statute.  The parties shall bear equally all costs; provided, however, that the prevailing party shall be entitled to an award for actual damages, attorneys' fees, and accountants' and other experts’ fees it incurred in the arbitration proceeding.

10.5.

The exclusive venue for any mediation, arbitration or court action shall be Sacramento, California.  Each of the parties hereby submits to the personal jurisdiction of said California tribunals and waives any right to claim lack of personal jurisdiction over such party.

11.

Indemnification.

11.1.

Each of the parties hereto agrees to defend, indemnify and hold the other harmless from and against any and all liabilities, losses, damages, costs or expenses which the other may hereafter suffer or be required to pay as a result of claims arising from the performance or non-performance by the indemnifying party of any act relating to this Agreement including, but not by way of limitation, the use of false and misleading advertising, or the failure to possess or maintain any of the federal, state or local licenses or permits required under applicable United States, Indian or other laws.

11.2.

Promptly upon execution of this Agreement, but before any distribution or licensing rights transfer to TransAct, TransAct will provide Altergy with information sufficient, in Altergy’s discretion, to evidence that TransAct and its employees, directors, agents and affiliates are not, and by reason of the transactions contemplated by this Agreement will not be, in violation of any non-circumvention or similar agreement with Spectrum Business Development or any of its affiliates (collectively, “Spectrum”). TransAct shall indemnify, defend, and hold harmless Altergy and its directors, shareholders, officers, agents, employees, successors, and assigns from and against any and all claims, damages, losses and expenses arising out of or resulting from TransAct’s violation or alleged violation of any such agreements.  If Altergy so requests, TransAct shall at its sole cost and expense procure and maintain adequate insurance, in amounts reasonably acceptable to Altergy, for TransAct’s indemnification of Altergy.  The amount of insurance coverage shall not be construed to create a limit of TransAct’s liability with respect to its indemnification.

12.

Succession.  Subject to the provisions otherwise contained in this Agreement and the other agreements referenced herein, this Agreement shall inure to the benefit of and be binding on the successors and assigns of the respective parties hereto.

13.

Confidentiality.  The parties shall enter into mutually binding confidentiality agreements in forms reasonably acceptable to each party.

14.

Counterparts; Facsimile or Email Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  The parties may sign this Agreement in their respective cities and exchange signature pages by facsimile or email.  Such facsimile or email signatures shall be deemed originals and shall have the same effect as original signatures.

ALTERGY SYSTEMS

TRANSACT ENERGY CORP.

By:

By:

Print Name:

Print Name:

Title:

Title:

Date:

Date:

EXHIBIT A

Distributor Agreement

This Distributor Agreement (“Agreement”) is entered into between Altergy Systems, a California corporation (“Altergy” or the “Company”), and TransAct Energy Corp., a Nevada corporation (“TransAct” or “Distributor”), effective as of October 22, 2010 (the “Effective Date”).

1.

Background and Purpose.

1.1.

Altergy designs, develops, manufactures, and sells certain fuel cell products, including, without limitation, the Products (as defined below).  In order to promote Altergy’s products effectively, Altergy requires an effective sales and distribution network.

1.2.

Distributor is in the business of selling and distributing various power-related products in the Territory (as defined below).  Distributor desires to purchase Altergy Products (as defined below) from Altergy or its designees for use, sale, rental or lease..

1.3.

Altergy desires to appoint Distributor to sell and distribute and promote Altergy’s Products in the Territory, and Distributor wishes to act as Distributor of such Products, under the terms and conditions of this Agreement.

NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

2.

Definitions.  As used in this Agreement, the following terms shall have following meanings (such meanings to be equally applied to both singular and plural forms of the terms defined):

2.1.

“Affiliate” means (a) a Common Control Person of (i) Distributor or (ii) a Common Control Person of Distributor, or (b) any Person holding 30% or more of the equity stock or voting power of Distributor or a Common Control Person of Distributor.

2.2.

"Agreement" means this License Agreement as from time to time amended and in effect between the parties, including all exhibits hereto.

2.3.

“Authorized Applications” means any application using Altergy’s products for telecommunications, uninterruptible power supply, and military applications (whether stationary or portable backup or base load (primary) AC or DC power applications, or combination of the same) except otherwise provided in this Agreement.  With regard to military applications, TransAct shall, at its expense, assure that such sales do not violate United States laws, including but not limited to the United States International Traffic in Arms laws and regulations.

2.4.

“Authorized Customers” means customers who use the Products for telecommunications, military or uninterruptible power supply purposes.

2.5.

“Change in Control” means a transfer or transfers, in one or more occurrences, of more than thirty-five percent (35%) of the voting rights, the assets or the composition of the Board of Directors or other governing body of Distributor.

2.6.

"Common Control Person" means any Person controlling, controlled by or under common control with a Person.  As used in this Agreement, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.  The terms "controlling" and "controlled" have meanings correlative to the foregoing.

2.7.

“Competing Products” means any fuel cell, and its related controls and operating systems.

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2.8.

“Confidential Information” means all proprietary or confidential information and materials that Altergy has or will develop, compile or own, or that Altergy receives under conditions of confidentiality.  Confidential Information includes not only information disclosed by Altergy (including its employees, agents, Board members and independent contractors) or its clients or customers to Distributor in the course of Distributor’s relationship with Altergy, but also information and materials (including Inventions) developed or learned by Distributor during the course of its relationship with Altergy.  Confidential Information includes (a) all information and materials that have or could have commercial value or other utility in the business in which Altergy or its clients or customers are engaged, and (b) all information and materials that, if disclosed without authorization, could be detrimental to the interests of Altergy or its clients or customers, whether or not such information or materials are identified as Confidential Information by Altergy or its clients or customers. By example and without limitation, Confidential Information includes all information on techniques, processes, formulas, formulations, trade secrets, inventions, discoveries, improvements, research or development test results, specifications, fuel cell or reformer materials, varieties or types or characteristics of fuel cells or reformer equipment, locations of test sites of equipment, plate and platelet design, membranes, bonding surfaces, foam, electrical contacts, sealing mechanisms, metal composition, deposition and bonding processes, assembly processes, data, know-how, formats, marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, and customer and supplier identities, characteristics and agreements.  Confidential Information shall not include (a) information which is currently in or becomes part of the public domain; (b) information which Distributor documents that it had in its possession prior to its disclosure hereunder by Altergy or its clients or customers; (c) information which Distributor rightfully receives, without any restriction on disclosure or use, from a third party that is not restricted as to the dissemination of such information or materials; and (d) information which Distributor can document that it independently developed. Distributor hereby agrees to supply documentation relating to, or that supports its contentions that such information falls within the definition of, subparagraphs (a) through (d) above promptly upon request from Altergy.

2.9.

“Inventions,” as used herein, means discoveries, developments, designs, ideas, improvements, inventions, formulas, processes, techniques, applications, methods, utilities, know-how, chemicals, hardware, fuel cells and other materials and data (whether or not patentable or registered under copyright or similar statutes) made, conceived, reduced to practice or learned by Distributor (either alone or jointly with others) during the term of this Agreement, that (a) are related to the business or technology of Altergy, and (b)(i) result or are derived from Distributor’s work as a Distributor as described in this Agreement, or (ii) result from the use of, or are derived from Confidential Information, premises or property (real, personal, tangible, intangible or intellectual) owned, licensed, leased or otherwise used or acquired by Altergy.

2.10.

"Person" means an individual, corporation, partnership, limited liability or other company, or other entity.

2.11.

"Products" means the product(s) produced by Altergy which are specified in Exhibit 3, as amended from time to time.

2.12.

“Territory” means the Republic of India.

2.13.

`”Transfer” means sell, distribute, lease, license, loan, devise, bequeath, gift, exchange, ship, install or otherwise transfer.

3.

Purchase of Distribution Rights; Appointment of Distributor.

3.1.

Purchase Price; Timing of Payments.

(a)

For the sum of Ten Million United States Dollars ($10,000,000) (the “Distribution Rights Fee”), TransAct hereby purchases from Altergy the exclusive right (except for the nonexclusive right to distribute Altergy products previously granted to EnerSys) in accordance with the terms and conditions of this Agreement.  The Distribution Rights Fee will be payable as follows:

(i)

50% ($5 million) will be paid upon execution of this Agreement;

(ii)

25% ($2.5 million) will be paid on or before January 1, 2011; and

(iii)

25% ($2.5 million) will be paid on or before January 1, 2012.

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(b)

In the event that TransAct places with Altergy valid and bona fide purchase orders aggregating 10,000 or more telecom backup power systems (5kW equivalent) on or before January 1, 2012 and places appropriate deposits in accordance with Section 8.2, which purchases are consummated by the customer on or before January 1, 2013, the Distribution Rights Fee will be waived.  In the event that the Distribution Rights Fee has been paid before TransAct reaches the 10,000 milestone, the paid-in Distribution Rights Fee will be credited toward the License Acquisition Fee payments (described in the License Agreement).  In the event that Distributor (i) has paid the Distribution Rights Fee in full, and (ii) has timely met the 10,000 unit milestone, and (iii) informs Altergy in writing that Distributor will not exercise its Option to acquire a license to manufacture, then the Distribution Rights Fee will be returned to Distributor as follows:  $1,000 will be refunded for each Altergy fuel cell system in such 10,000 unit milestone order shipped, until the full $10,000,000 has been refunded.

3.2.

Appointment.  Subject to the provisions of this Agreement, Altergy hereby appoints Distributor, and Distributor accepts such appointment, as an exclusive Distributor for the sale and marketing of the Products in the Territory for Authorized Applications to Authorized Customers as specified in Section 2.3 and 2.4 respectively.

3.3.

No Unauthorized Sales by Distributor.  Without the prior written approval of Altergy, Distributor or any Common Control Person shall not sell the Products outside the Territory or for other than Authorized Applications or to other than Authorized Customers and shall not sell, lease, loan, ship or transfer Altergy Products to customers or other Persons that it knows or has reason to believe will, directly or indirectly, ship Altergy’s products to Persons other than Authorized Customers, or to locations outside the Territory or for other than Authorized Applications.

3.4.

No Distribution Through Subdistributors or Resellers Without Consent of Altergy.  Distributor shall not have the right to distribute Altergy Products through subdistributors or resellers without the prior written approval from Altergy.   The failure of Altergy to give its written approval of any request shall be deemed to be a disapproval of such request.  Common Control Persons, partners or joint venturers of Distributor shall have no right under this Agreement to market, sell or distribute Altergy Products unless such Persons are specifically granted rights of a subdistributor or reseller by Altergy in writing.

4.

Term and Termination.

4.1.

Term; Termination Upon Expiration of Term.  The initial term of this Agreement shall commence on the Effective Date and, unless earlier terminated pursuant to the provisions of this Agreement, will continue in full force and effect until the earlier to occur of (a) expiration of ten years from the Effective Date, or (b) or (ii) three months after the “Manufacturing Readiness Date” (as defined in the License Agreement between the parties.  Thereafter, the Agreement will automatically renew for successive five (5) year terms, unless either party gives the other written notice of termination at least ninety (90) days prior to the expiration of the then-current term.  Notwithstanding the provisions above regarding the initial ten-year term, in the event that Distributor does not provide bona fide purchase orders aggregating a minimum of 5,000 or more telecom backup power systems (5kW equivalent) on or before the third anniversary of this Agreement (which purchases are consummated by the customer within twelve months thereafter, this Agreement automatically will become nonexclusive to Distributor.  In the event that the above minimum orders have been consummated, for each subsequent annual period, the parties will agree on minimum purchases required for Distributor to maintain its exclusive rights; provided, that the minimum purchase requirements for each subsequent year shall be not less than the requirements for the previous year.

4.2.

Termination by Altergy.  Altergy may terminate this Agreement immediately, prior to the expiration of the term, by delivering to Distributor written notice of such termination upon the occurrence of any of the following events:

(a)

The failure of Distributor to make any payment due to Altergy hereunder (for Altergy Products or parts or otherwise) which is not cured within 60 days after written notice thereof from Altergy; provided, however, that notwithstanding the foregoing, Altergy may terminate this Agreement (without opportunity for Distributor to cure) in the event that Distributor fails three times in the aggregate to make payments on or before the original due date.

(b)

Any default or breach by Distributor or its Affiliates or subdistributors of the provisions of Sections 3, 5, 7, 8, 9, 10, 11 or 13.10, or of any confidentiality, nondisclosure or noncircumvention agreements, or the License Agreement.

(c)

The liquidation, dissolution, or insolvency of Distributor, or the assignment or attempted assignment by Distributor for the benefit of creditors, or the commencement by or against Distributor of voluntary or involuntary proceedings (which are not dismissed within 60 calendar days) under any bankruptcy, reorganization, or similar laws of any jurisdiction, or if any order shall be made or any resolution passed for the winding up, liquidation or dissolution of Distributor, or if a receiver be appointed for Distributor for all or substantially all of its assets, or if a substantial portion of Distributor’s goods or properties shall be taken in execution.

4.4.

Termination by Distributor.  Distributor may terminate this Agreement immediately by delivering to Altergy written notice of such termination upon the occurrence of any of the following events:

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(a)

The failure of Altergy to supply the Products to Distributor in a timely manner (other than (a) such failure which is excused in accordance with the provisions of this Agreement), which failure is not cured within 60 days after written notice thereof from Distributor.

(b)

Any breach by Altergy of the provisions of Sections 6 or 10.

(c)

Any other default or material breach of this Agreement by Altergy which is not cured within 30 days after written notice thereof from Distributor.

(d)

The liquidation, dissolution or insolvency of Altergy, or the assignment or attempted assignment by Altergy for the benefit of creditors, or the commencement by or against Altergy of voluntary or involuntary proceedings (which are not dismissed within 60 calendar days) under any bankruptcy, reorganization, or similar laws of any jurisdiction, or if any order shall be made or any resolution passed for the winding up, liquidation or dissolution of Altergy, or if a receiver be appointed for Altergy for all or substantially all of its assets, or if a substantial portion of Altergy’s goods or properties shall be taken in execution.

4.5.

Rights on Termination.  Upon termination, if Altergy so requests, Distributor shall sell its inventory of Products and parts to Altergy and/or Altergy’s designee at the price at which the inventory was sold to Distributor.  Otherwise, Distributor may sell such inventory to Authorized Customers for Authorized Applications in the Territory.

4.6.

Termination Does Not Release Payment Obligation.  Any termination of this Agreement shall not release Distributor or Altergy from paying any amount that it may then owe to the other party.

5.

Responsibilities of Distributor. Distributor shall be responsible for the following:

5.1.

Marketing, Advertising and Promotion of Products.  Distributor shall use its vigorous and continued best efforts to develop a market for and sell Altergy’s Products in the Territory, and to perform all other duties customarily performed by distributors or manufacturers’ representatives for first-class products.

5.2.

Facilities, Inventory and Sales and Service Staff.  Distributor shall establish and maintain Product inventory levels, staff and facilities, sufficient to perform its responsibilities under this Agreement and to fulfill adequately the needs of its customers for the Products and parts on a reasonably timely basis.

5.3.

Planning and Forecasting Product Requirements.

(a)

Forecasts; Orders, Method of Transmittal.  Distributor will share its Product and component forecast and planning horizon information (which shall be a reasonable time frame to be agreed upon by the parties) with Altergy, and communicate requirements for Products via a master schedule released to Altergy from Distributor’s planning system on a quarterly (or other agreed upon time period) basis starting in January of each year.  There shall be a time fence (a point in time denoted in the planning horizon of the master scheduling process that marks a boundary inside of which changes to the schedule may adversely affect Product schedules, capacity plans,  deliveries, and cost) to firm orders.  The initial time fence will be 16 weeks.  The time fence may be adjusted by written agreement of the parties. Distributor requests for Altergy Products outside this planning time fence can be changed by Distributor without additional cost or obligation.

(b)

Changes to Forecasts.  Altergy shall use commercially reasonable efforts to accommodate any increase in the numbers of Altergy Products requested by Distributor to be delivered at a specific date.  In the event that Distributor requests a reduction in the number of a type of Altergy Products designated for delivery on a specific delivery date, Distributor and Altergy shall mutually agree on a new delivery date.  Disributor will be responsible for reasonable carrying charges for costs incurred by Altergy to accommodate such rescheduling out of purchase orders.

(c)

Schedule of Altergy Products.  Altergy will use reasonable efforts to deliver the Altergy Products on or prior to the agreed upon delivery dates.  In the event that Altergy determines that there is a reasonable possibility that a delay in any delivery may occur, Altergy will promptly notify Distributor, in writing, and will specify in such notice all actions to be taken by Altergy to prevent or minimize such delay.

5.4.

Reports.  Distributor shall provide to Altergy such periodic reports (including, without limitation, sales projections for the Products) in a form and substance, and at such times, as Altergy my reasonably require for its planning and manufacturing purposes.

5.5.

Marking and Branding.  Distributor shall not use any of Altergy’s Marks (as defined in Section 9) unless otherwise agreed in writing by Altergy.

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5.6.

Website.  If requested by Altergy, Distributor shall place at least one prominent link to Altergy on the home page, and on any other page of Distributor’s site that currently or in the future refers or relates to making or the filling of orders for Altergy Products.  The size, placement, and “look and feel” of all links shall be as mutually agreed by the parties.  Distributor hereby grants to Altergy a nonexclusive, royalty-free license, to a link to Distributor on Altergy’s website.

5.7.

Compliance with Applicable Law.  Distributor shall comply with all applicable laws and regulations in performing its duties and responsibilities hereunder, and in any of its dealings with respect to the Products.  Without limiting the generality of the foregoing sentence, Distributor shall comply at its own expense with all United States export regulations and laws, including if applicable and without limitation, if applicable, the Arms Export Control Act and the Export Administration Act of 1979, as amended. Distributor also shall comply with the United States Foreign Corrupt Practices Act (regarding, among other things, payments to government officials).  Distributor shall obtain and bear all expenses relating to any necessary licenses and/or exemptions with respect to the export from the United States of all Products and shall demonstrate to Altergy compliance with all applicable laws and regulations prior to delivery thereof by Altergy.

5.8.

Insurance.  Distributor shall, at its sole cost and expense, procure and maintain liability insurance sufficient, in Altergy’s reasonable opinion, for its operations and its obligations under this Agreement, including without limitation product liability and contractual liability coverage.  Distributor shall provide Altergy with written evidence of such insurance and shall maintain such insurance during the term of this Agreement and beyond expiration or termination of this Agreement during the period that any commercial Product is in existence, or any statutes of limitation have expired, whichever is later.

5.9.

Patent Infringement.  Distributor shall promptly notify Altergy in writing of any infringements or imitations by others of Altergy’s technology or the Products or parts, if and when Distributor knows such.

5.10.

Indemnification.  Distributor shall indemnify, defend, and hold harmless Altergy and its directors, shareholders, officers, agents, employees, successors, and assigns from and against any and all claims, damages, losses and expenses arising out of or resulting from Distributor’s improper use or operation of the Altergy Products, or any act or failure to act of Distributor.

5.11.

No Competing Products.  Without the express prior written consent of Altergy, Master Distributor shall not distribute, represent, market or sell any Competing Products, within the Territory.

5.12.

Maintain Confidentiality.  Distributor (a) shall hold in confidence any and all information of a confidential nature regarding Altergy's business or affairs, financing or marketing, including, without limitation, Altergy's Confidential Information, (b) shall not use such information except in performance of this Agreement, and (c) shall not disclose the same to any third Person, except as otherwise provided in this Agreement or required by law; provided, however, that in such event, Distributor will provide notice to Altergy (to the extent permitted by applicable law, rule or regulation and practicable under the circumstances) to allow Altergy an opportunity to seek a protective order barring such disclosure.

6.

Responsibilities of Altergy. Altergy shall be responsible for the following:

6.1.

Sell Products.  Altergy shall sell Products to Distributor (either directly or through Altergy designees), as specified in effective purchase orders received from Distributor and accepted by Altergy.

6.2.

Quality.  EXCEPT AS OTHERWISE REQUIRED UNDER FEDERAL AND CALIFORNIA STATE LEGISLATION FOR MANUFACTURING, THE FOLLOWING APPLIES. All Products sold by Altergy to Distributor shall be in merchantable condition and suitable for the uses described on the package or in other Altergy supplied promotional material used in connection with the Products, provided, that the Products are used in accordance with Altergy's recommendations for the application. IN ALL OTHER RESPECTS, THE PRODUCTS ARE PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE  IN NO EVENT WILL ALTERGY BE LIABLE TO DISTRIBUTOR OR DISTRIBUTOR’S SUBDISTRIBUTORS, CUSTOMERS, AGENTS, AFFILIATES OR END USERS FOR ANY DAMAGES, DIRECT OR INDIRECT, INCLUDING LOST PROFITS, LOST SAVINGS, OR OTHER INCIDENTAL OR CONSEQUENTIAL DAMAGES FOR ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ACTION, EVEN IF ALTERGY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. DISTRIBUTOR’S (AND ITS SUBDISTRIBUTORS’, CUSTOMERS’, AGENTS’, AFFILIATES’ AND END USERS’) SOLE AND EXCLUSIVE REMEDY SHALL BE THE REFUND OF ANY PURCHASE PRICE FOR PRODUCTS PAID BY DISTRIBUTOR OR EXCHANGE OF PRODUCT (AT ALTERGY’S OPTION).

6.3.

Technical Information and Advice.  Altergy shall provide reasonable technical information and advice for the purpose of assisting Distributor's personnel in the sale and use of the Products.

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6.4.

Indemnification.  Altergy shall indemnify, defend, and hold harmless Distributor from and against any and all claims, damages, losses or expenses arising out of or resulting from an action brought against Distributor to the extent that it is based on a claim that  any Altergy Mark or Products infringes any issued United States patent.  Altergy shall have only the liability expressed in this section unless: (a) Distributor or its end users, as applicable, notifies Altergy in writing within 10 days of the receipt of any such claim; (b) Altergy has sole control of the defense and settlement of such claim; (c) Distributor and its end users make no admission of any such alleged infringement (provided, however, that Distributor shall be under no obligation to commit perjury); and (d) Distributor and its end users, as applicable, provide Altergy with assistance, information and authority necessary to perform Altergy’s duties under this section.  Altergy will reimburse Distributor for its reasonable and out-of-pocket costs in support of Altergy’s request for such assistance or information.  In no event shall Altergy be liable for any claim of infringement based on the use of any Altergy Product or part altered in whole or in part by Distributor and/or its customers or end users or used in connection with any equipment, process, software or technology other than that necessary for use of the Altergy Product or part as contemplated by the Altergy operations or user manuals.  If an Altergy Product or part is held, or believed by Altergy, to infringe, Altergy shall have the sole option in its sole discretion and at its sole expense to (x) modify the Altergy Product or part to cause the same to be non-infringing; (y) obtain for the authorized end user a license to continue using the Altergy Product or part; or (z) refund the fees paid for the Altergy Product or part upon return of such Product or part to Altergy at its expense.  Altergy shall have the right to refuse to supply additional Altergy Products or parts subject to a claim or threatened claim of infringement.

6.5.

Maintain Confidentiality.  Altergy (a) shall hold in confidence any and all information of a confidential nature regarding Distributor’s business or affairs, financing or marketing, including, without limitation, Distributor’s Confidential Information, (b) shall not use such information except in performance of this Agreement, and (c) shall not disclose the same to any third Person, except as otherwise provided in this Agreement or required law; provided, however, that in such event, Altergy will provide notice to Distributor (to the extent permitted by applicable law, rule or regulation and practicable under the circumstances) to allow Distributor an opportunity to seek a protective order barring such disclosure.

6.6..

Warranty.  Altergy’s sole warranty with respect to such Products which it is selling to Distributor is that Altergy will pass on to Distributor any warranties Altergy receives from Altergy’s suppliers or vendors.  Altergy’s warranty does not apply to any Products that have been modified, altered, damaged, mishandled, mistreated, or used or maintained or stored other than in conformity with manufacturer instructions, or Altergy’s specifications or instructions. Without limiting the scope of the above exclusions, this warranty also does not cover malfunctions, service failures, health problems, losses, costs, damages, expenses, personal injury or death (collectively “Loss”) caused by (a) actions of any person or entity other than Altergy or its authorized representatives, (b) failure to follow Altergy’s instructions regarding, or otherwise improper, installation, operation, or maintenance of the Products, (c) alteration, mishandling, mistreatment, misuse or neglect of the Products, (d) attachment to or incorporation in, the Products of non-Altergy products not supported by Altergy, (e) accidents; (f) damage to, or unusual deterioration or degradation of, the Products or parts thereof due to storage in, or exposure to, a physical environment beyond the express limits of the Products specifications, (g) removal of, or failure to properly use, filters or filtration equipment, or (h) arising out of or related to exposure to chemicals or other elements or conditions on Distributor’s premises caused by failure of the Products or failure to exhaust such chemicals or elements; or (i) any factor beyond Altergy’s control, including fire, explosions, lightning, pest damage, the elements, dust, dirt, sand, water, power surges, strikes or labor disputes, water, acts of God, acts of terrorism or vandalism, war, civil disturbances, acts of civil or military authorities or public enemies, transportation facilities, fuel or energy shortages, or acts or omissions of communications carriers, utilities or other third parties.  This warranty also does not cover normal wear and tear, defects in appearance, cosmetic scratches or other cosmetic damage to surfaces that do not inhibit proper operation of the Products. This warranty also does not cover any Products manufactured by a third party, including Altergy suppliers, for a time or scope greater than the warranty provided to Altergy for such Products. For any Product that fails to comply with the warranty solely due to any defects in Products supplied by third parties, including without limitation circuit boards, manifolds, pumps, valves or membrane electrode assemblies, Altergy shall use reasonable efforts to convince the supplier to replace such Products, but Altergy shall be otherwise relieved of remedying such noncompliance; provided, however, Altergy shall use commercially reasonable efforts to mitigate or remedy such noncompliance. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, ALTERGY MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING, WITHOUT LIMITATION, THE DESIGN OR CONDITION OF THE PRODUCTS, OR ANY OUTPUT BASED ON USE OF THE PRODUCTS.  ALTERGY IS NOT RESPONSIBLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES RESULTING FROM BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF REVENUE, COST OF CAPITAL, CLAIMS OF CUSTOMERS FOR SERVICE INTERRUPTIONS OR FAILURE TO SUPPLY, AND COSTS AND EXPENSES INCURRED IN CONNECTION WITH LABOR, OVERHEAD, TRANSPORTATION, INSTALLATION OR REMOVAL OF PRODUCTS OR PROGRAMMING OR SUBSTITUTE FACILITIES OR SUPPLY SOURCES,  DAMAGE TO PROPERTY AND, TO THE EXTENT PERMITTED BY LAW, DAMAGES FOR PERSONAL INJURY. THIS WARRANTY IS IN LIEU OF, AND ALTERGY SPECIFICALLY DISCLAIMS, ALL OTHER WARRANTIES INCLUDING IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND HEREBY EXPRESSLY LIMITS ANY SUCH OTHER WARRANTIES TO THE TERMS AND CONDITIONS OF THIS WARRANTY. Distributor shall indemnify Altergy against and hold it harmless from, any loss, cost, liability and expense (including court costs and the reasonable fees of attorneys and other professionals) (“Loss”) to the extent that such Loss (a) arises out of, any claim that any Products or service supplied by Altergy is defective or (b) infringes any patent, trademark or other intellectual property right, of any third party or (c) results from or arises out of any products or services supplied by Altergy.

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7.

Field Service Requirements.  In order to maintain Altergy’s limited warranty coverage, all service and maintenance, including commissioning services, warranty services, parts support, service after warranty, and other maintenance or repair operations conducted on any Altergy Products must be performed and provided either by Altergy or by a Person trained and certified by Altergy in the service of Altergy Products, and designated by Altergy as an Authorized Service Provider (“ASP”).  For service of Altergy Products used or sold by Distributor under this Agreement, Distributor shall ensure that there is an ASP prepared to provide the necessary services for the equipment where it is located.  Should no ASP be available to service any particular Altergy Products at a given location, Distributor and Altergy will work together prior to sale to determine how service will be provided.  Distributor may not sell Altergy products to end users without ensuring that there is an ASP available to provide the necessary installation, maintenance and repair services.

8.

Pricing, Discounts; Late Payments.

8.1.

Prices; Price Changes; Orders Prior to Effective Date of Price Increase.  Altergy shall sell Products to Distributor and Distributor shall have the right to determine its retail selling prices of Products to its customers.  Distributor shall pay to Altergy, for Products ordered and accepted by Distributor, prices set forth in Altergy’s then-current pricing list.  The price paid by Distributor will be Altergy’s suggested retail prices (as set forth in Altergy’s then-current price schedule as amended from time to time by Altergy), less the standard discount in effect for Altergy’s most favored distributors with comparable sales volumes (provided, however, for the first five years of this Agreement, for pricing purposes only, Distributor will be deemed to have purchased that volume of Altergy products purchased by any other master distributor of Altergy’s products in the Territory).  Altergy may increase or decrease purchase prices for Altergy Products from time to time, either by the adjustment of list prices or distributor discounts.  Altergy shall notify Distributor in writing no less than 30 days in advance of any change in the prices to be charged for the Products.  All orders placed by Distributor prior to the notice date of any price increase shall be shipped and billed to Distributor by Altergy at the prices and on terms and conditions existing prior to the effective date of any such price increase, provided that such orders specify a shipping date not more than 30 days from the date of such orders, so long as the Products are in inventory or are producible (in Altergy’s sole discretion) without disrupting Altergy’s factory production schedule and its sales and operations plan.

8.2.

Payment; Late Payment.  Unless otherwise established by mutual agreement of the parties, all payments due hereunder to Altergy shall be paid as follows:  (a) 33% deposit upon order, (b) 33% upon confirmation of completion of the Products by Altergy, and (c) remainder upon confirmation of shipment (with “confirmation” in each case being a manner reasonably agreed upon by the parties).  Unless otherwise agreed by the parties, all Products will be delivered F.O.B. Altergy’s (or its supplier’s) facility or other place of shipment.  Distributor will pay and be responsible for all charges, including without limitation transportation charges, insurance premiums, taxes (except Altergy’s income taxes), duties, costs of compliance with export and import controls and regulations, and other governmental assessments.  Distributor may reject any partial shipment or any shipment, or any portion thereof, which does not conform with the specifications for the Products, by providing Altergy with notice of such rejection within 30 days of delivery of such Products to Distributor.  Any amounts payable by Distributor under this Agreement that remain unpaid after the due date for payment shall be subject to a late charge equal to the lesser of 1.5% per month or the maximum allowable by law, from the due date until the date of payment.  All payments due Altergy will be payable in United States currency.  When Products are sold for moneys other than United States dollars, the money owed will first be determined in the foreign currency of the country in which the Products were sold, and then converted into equivalent United States currency.  The exchange rate used for the conversion shall be that rate quoted in the Wall Street Journal (United States Edition) on the last business day before the invoice is issued.

9.

Use of Trademarks, Trade Names and Other Intellectual Property.  The Licensed Products will be sold in the Territory under Distributor’s brand(s).  No such brand(s) shall be confusingly similar to Licensor’s brands.  No Licensor trademark or service mark, or reference to Licensor, shall be used by Distributor with regard to Licensed Products or related documentation or materials, without a written license from Altergy authorizing such use.  Distributor has not paid any consideration for use of Altergy's trademarks, service marks, trade names, brand names, logos, labels, designs, copyrights, designations or other intellectual property (collectively the "Marks"). Distributor acknowledges that such Marks are the property of Altergy and not of Distributor. Distributor shall acquire no property interest or ownership in such Marks by virtue of this Agreement, and Distributor agrees that it will not, at any time during or after the term of this Agreement, assert or claim any interest or rights in said Marks and that it will not interfere with Altergy's rights therein or do anything which may adversely affect the validity or enforceability of any Mark.  Distributor shall, from time to time and at any time, upon request from Altergy, whether during or after the term of this Agreement, disclaim in writing any property interest or ownership in said Marks.

10.

Confidential Information and Intellectual Property – Protection and Use.

10.1.

Nondisclosure Agreement.  Concurrent with execution of this Agreement, Distributor shall execute Altergy’s standard bilateral confidentiality and nondisclosure agreement (“NDA”) attached hereto as Schedule “10.1“.  Any obligations under the NDA will be in addition to the parties’ obligations under this Agreement.  Both the parties’ obligations under the NDA and the separate confidentiality obligations under this Agreement will survive termination of this Agreement.

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10.2.

Protection of Confidential Information.  Altergy’s Confidential Information (as defined in this Agreement) shall be used by Distributor only in connection with Distributor’s performance under this Agreement.  Distributor shall not at any time, without the prior express written consent of Altergy, (a) disclose to any third party any Altergy Confidential Information or (b) copy or reproduce (including electronic reproduction or copying and backup copying), in whole or in part, any Confidential Information, except as necessary in the performance of its obligations under this Agreement. Distributor shall return all Confidential Information and all copies thereof to Altergy immediately upon request by Altergy.

10.3.

Ownership of Confidential Information and Inventions; Assignment of Inventions.  Distributor agrees that any and all Confidential Information and Inventions  (as defined in this Agreement), and all other information provided by Altergy to Distributor under this Agreement, and all other intellectual property relating to or derived from Altergy Products and parts, are and shall remain the sole and exclusive property of Altergy.  Distributor hereby assigns to Altergy all of Distributor's rights, title and interests in and to any and all Inventions.  Distributor shall assist Altergy and will execute all documents and papers (including assignments) as reasonably required to perfect in Altergy the rights, title and interests in and to any and all Inventions.

10.4.

Product Modification and Reverse Engineering.  Distributor shall not in any manner, (either alone or in concert with or through others), (a) reverse engineer any Altergy fuel cells, products or parts, (b) modify or disassemble for the purpose of reverse engineering any Altergy fuel cells, products or parts, or (c) unseal or disassemble any Altergy fuel cells, products, or parts other than under the direction of an Altergy ASP, or (d) measure or photograph any Altergy Products or parts, other than for installation or other necessary implementation procedures or sales of Products.

10.5.

Development Efforts.  Distributor may, but does not have a duty to, make use of the Altergy Products in connection with other equipment, tools, or services for power generation, supply, conditioning or storage, and as part of such efforts may endeavor to combine Altergy Products with products from manufacturers, suppliers, and developers other than Altergy.  All efforts by Distributor to combine Altergy Products with other products or otherwise integrate Altergy Products into power generation, conditioning, storage and supply solutions are referred to herein as “Development Efforts.”  Distributor and Altergy will discuss Development Efforts on a case-by-case basis to determine whether both parties want to support such efforts and, if so, the necessary contribution of personnel, materials, and funds required.  For any Development Effort commenced by the parties, both parties will endeavor to establish their respective rights, including rights to intellectual property prior to undertaking Development Efforts.  .

11.

Inspection and Audit.  Altergy shall have the right during normal business hours (but not more than once every calendar quarter) on at least forty-eight (48) hours prior written notice to inspect Distributor’s facilities and books and records which relate to the sale or distribution of the Products or the fulfillment of Distributor’s duties and obligations hereunder, or Distributor’s compliance with this Agreement. Altergy also shall have the right, upon reasonable notice, to access, diagnose and/or otherwise inspect all Altergy Products and parts sold by or in the possession of Distributor or its customers or their Common Control Persons, to the extent that such Altergy Products sold to Distributor customers allow.  Distributor shall cooperate, and cause its personnel to cooperate, with any such inspections.  Such audit and inspection shall be at Altergy’s expense, unless such audit and inspection shows a material violation of the requirements of this Agreement; in such case, Distributor will reimburse Altergy for the cost and expense of such audit and inspection.

12.

Dispute Resolution; Governing Law.

12.1.

The rights and obligations of the parties and the interpretation and enforcement of this Agreement shall be governed by and construed in accordance with, the laws of the State of California, excluding its conflicts of laws rules.  Any claim or controversy arising out of, governed by or pertaining to this Agreement or the breach thereof ("Dispute"), whether such claim or controversy is based on common law, case law, statute, rule or regulation of any nation or territory, or political subdivision of a nation or territory, shall be resolved as provided in this section.

12.2.

The parties agree that no party shall have the right to sue any other party regarding a Dispute except a party may seek injunctive or other provisional or equitable relief in order to preserve the status quo of the parties pending resolution of the Dispute, and the filing of, or response to, an action seeking injunctive or other provisional relief shall not be construed as a waiver of that party's rights under this section.

12.3.

If a Dispute arises between the parties, the parties shall initially use their best efforts to resolve the Dispute by negotiation.  To commence the Dispute resolution process and time periods, any party may serve written notice on the other party specifically identifying the Dispute and requesting that efforts at resolving the Dispute begin.

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12.4.

 If the parties are unable in good faith to resolve the Dispute by negotiation within 30 days after the initial notice, the Dispute, as well as any counterclaims or cross-claims made, shall be submitted to binding arbitration, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Unless the parties otherwise agree, the arbitration shall be conducted by a three-arbitrator panel in Sacramento, California.  Except as otherwise provided in this section, the arbitration shall be conducted in accordance with, and governed by, the Commercial Arbitration Rules of the American Arbitration Association.  The arbitration shall proceed with due dispatch and a decision shall be rendered within 60 days after the appointment of the final arbitrator.  Such decision shall be in such written form that a judgment may be entered on it in any court of competent jurisdiction, and all awards may if necessary be enforced by any court (including but not limited to any Indian or United States court) having jurisdiction in the same manner as a judgment in such court..  In no event shall the arbitrators' award include any component for punitive or exemplary damages whether based on the common law, case law or statute.  The parties shall bear equally all costs; provided, however, that the prevailing party shall be entitled to an award for actual damages, attorneys' fees, and accountants' and other experts’ fees it incurred in the arbitration proceeding.

12.5.

The exclusive venue for any mediation, arbitration or court action shall be Sacramento, California.  Each of the parties hereby submits to the personal jurisdiction of said California tribunals and waives any right to claim lack of personal jurisdiction over such party.

13.

Miscellaneous.

13.1.

Press Releases.  The parties may announce the relationship established by this Agreement through press releases or other means.  Each party will be given prior notice of, and chance to review and comment on, the contents of any press release by the other party.

13.2.

Entire Agreement.  This Agreement, including all exhibits hereto, constitutes the entire agreement between the parties, all oral agreements being merged herein, and supersedes all prior representations.  There are no representations, agreements, arrangements or understandings, either written or oral, between the parties relating to the subject matter of this Agreement that are not fully expressed herein.

13.3.

Force Majeure.  Each party’s performance under this Agreement (a) shall be suspended for so long as such performance is prevented, restricted or materially interfered with by events or occurrences beyond its reasonable control (“Force Majeure”), such as, but not limited to, riots, labor disputes of a general nature, national or civil wars (declared or undeclared), insurrections, rebellions, terrorist acts, embargoes, civil disturbances, dispositions or orders of governmental authority (whether such authority be actual or assumed), acts of civil or military authority, fires, floods, strikes, delays in transportation, inability to obtain necessary labor, manufacturing facilities or materials from usual sources, and acts of God and (b) any delays resulting from any such cause shall extend the time for performance correspondingly.  If a failure to perform results from a governmental law, rule, regulation, disposition or order and the affected party is unable to perform, after making reasonable efforts to comply with such law, rule, regulation, disposition or order, the matter shall be deemed a Force Majeure.  IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR GENERAL, CONSEQUENTIAL, INDIRECT OR SPECIAL DAMAGES DUE TO ANY FORCE MAJEURE.

13.4.

Relationship of the Parties.  Neither Distributor nor any individual whose compensation is paid by Distributor shall in any way directly or indirectly, expressly or by implication, be or be deemed to be employed by or an agent of Altergy for any purpose including, but not limited to, federal or state laws or regulations, relating to taxes, wages and hours, disability, employee benefits, withholding, Social Security or worker's compensation.  Distributor accepts exclusive responsibility with respect to the above as it relates to or affects Distributor and/or any of Distributor's servants, agents or employees.  Distributor shall conduct its business in its own name and at its own cost and expense, and shall act solely as an independent contractor.  Nothing herein contained shall authorize or empower Distributor to assume or create any obligation or undertaking whatsoever or make any warranty or representation, express or implied, on behalf of or in the name of Altergy, or to bind Altergy in any manner to any obligation.

13.5.

Notices.  All notices or other communications that shall or may be given pursuant to this Agreement, shall be in writing, shall be sent by certified or registered air mail with postage prepaid, return receipt requested, by facsimile, e-mail, reputable overnight or other rapid courier with tracking capabilities, or by hand delivery; provided, however, that if a notice or other communication is sent via facsimile or e-mail, such notice or communication shall also be sent by one of the other means of transmittal (with the exception of facsimile or e-mail, as the case may be).  Such communications shall be deemed given and received upon delivery if sent by overnight courier or hand delivered, within three business days of mailing, if sent by certified or registered mail, and within the time period set forth above for such method other than facsimile or e-mail if sent by facsimile or e-mail, and shall be addressed to the Parties at the address set forth on the signature page of this Agreement or such other addresses as the Parties may designate and provide notice of in writing from time to time in accordance with this Section.

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13.6.

Waiver.  No waiver of any provision of this Agreement or of any rights or obligations of either party hereunder shall be effective unless in writing and signed by the party waiving compliance.  Any such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing; no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

13.7.

Amendments.  This Agreement shall not be modified, amended, or in any way altered except by an instrument in writing signed by the parties hereto.

13.8.

Survival.  All representations, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the termination of this Agreement.

13.9.

Attorneys' Fees; Prejudgment Interest.  If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled.  Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

13.10.

Assignment.  Neither this Agreement nor any right or obligation under this Agreement may be transferred, assigned, delegated, subcontracted, subdistributed or sold by Distributor without the prior written consent of Altergy.  Any assignment contrary to the provisions of this Agreement shall be deemed a default under the Agreement, allowing Altergy to exercise all remedies available under law. Altergy may assign, delegate, subcontract or otherwise transfer this Agreement or any right or obligation under this Agreement without the prior written consent of Distributor.

13.11.

Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

13.12.

Drafting and Preparation.  Each party has cooperated and participated in the drafting and preparation of this Agreement.  Therefore, in any construction to be made of this Agreement or any of its terms, both parties shall be construed to be equally responsible for the drafting and preparation of the same.

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13.13.

Counterparts; Facsimile and Email Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  The parties may sign this Agreement in their respective cities and exchange signature pages by facsimile or email.  Such facsimile or email signatures shall be deemed originals and shall have the same effect as original signatures.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly-authorized representatives as of the Effective Date.

ALTERGY SYSTEMS By:____________________________________ Print Name: _____________________________ Title:___________________________________ Date: __________________________________	TRANSACT ENERGY CORP. By:____________________________________ Print Name: _____________________________ Title:___________________________________ Date: __________________________________

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Schedule 10.1

NONDISCLOSURE AGREEMENT

Altergy Systems, a California corporation (“Altergy”) and _______________________ (“Participant”), agree, effective _______________, 2010 (the “Effective Date”), as follows:

1.

Background and Purpose. Altergy and Participant each have proprietary rights to certain commercially valuable Confidential Information (as hereinafter defined). Each party (the “Receiving Party”) will receive Confidential Information of the other party (the “Disclosing Party”) to determine whether a contemplated business relationship would prove mutually beneficial.  Each party is willing to provide Confidential Information to the other only on the condition that the Receiving Party maintains and preserves the secrecy of the Disclosing Party’s Confidential Information.

2.

Confidential Information.

(a)

The term "Information" shall mean any and all information or materials received by a Receiving Party from a Disclosing Party, whether patentable or unpatentable, in any form.  Information disclosed by a Disclosing Party shall be treated as Confidential Information if (i) such Information is marked “Confidential,” “Proprietary” or with other similar legend, or (ii) in the event such Information is disclosed orally or otherwise, the Disclosing Party notifies the Receiving Party at the time of disclosure or within thirty (30) days after disclosure that the disclosed information is Confidential Information.

(b)

Notwithstanding the above, Confidential Information shall not include (i) Information which is currently in or becomes part of the public domain; (ii) Information which the Receiving Party can document that it had in its possession prior to its disclosure hereunder by the Disclosing Party; (iii) Information which the Receiving Party rightfully receives, without any restriction on disclosure or use, from a third party that is not restricted as to the dissemination of such information or materials; and (iv) Information which the Receiving Party can document that it independently developed.  The Receiving Party hereby agrees to supply the documentation referenced in paragraph 2(b)(ii) and (iv) promptly upon request from the Disclosing Party.

(c)

The occurrence of any of the above exceptions shall not be construed as an express or implied grant of any rights under patents which relate to Altergy Information or Participant Information. An individual feature of Altergy Information or Participant Information shall not be considered within the above exceptions merely because the feature is embraced by more general information within the exceptions. A combination of features of Altergy Information or Participant Information shall not be considered within the above exceptions unless the combination itself and its principle of operation are within the exceptions.

3.

Term; Use and Non-Disclosure of the Confidential Information..  The term of this Agreement shall be one (1) year from the Effective Date.  Each party agrees on behalf of itself, and its employees, directors, officers, agents and consultants (“Personnel”) during the term of this Agreement and for a period of three (3) years thereafter:

(a)

Not to disclose to any third party any Confidential Information disclosed by the Disclosing Party, except with the express prior written consent of the Disclosing Party;

(b)

Not to use any Confidential Information disclosed by the Disclosing Party, other than to investigate whether to enter into the contemplated business relationship with the Disclosing Party;

(c)

Not to copy, in whole or in part, any Confidential Information disclosed by the Disclosing Party, except as required to perform the evaluation as described in paragraph 1; and

(d)

To limit dissemination of Confidential Information disclosed by the Disclosing Party to only those of the Receiving Party’s Personnel who require access thereto in order to perform the limited tasks set forth in paragraph 3(b) above; provided, that no disclosure will be made to any of the Receiving Party’s Personnel without first obtaining the Disclosing Party’s agreement and each such Personnel's written consent to the terms of this Agreement by execution of a copy of this Agreement or another agreement binding such Personnel to confidentiality obligations at least as restrictive as those contained herein.

(e)

The obligations and restrictions in this Paragraph 3 shall survive the expiration of this Agreement.

4.

Standard of Care. The Receiving Party shall protect the disclosed Confidential Information by using the same degree of care as the Receiving Party uses to protect its own Confidential Information of a like nature, but no less than a reasonable degree of care, to prevent the unauthorized use, disclosure, dissemination, or publication of the Confidential Information.

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5.

Ownership and Return of Confidential Information.  All Confidential Information disclosed by the Disclosing Party to the Receiving Party pursuant to this Agreement, including all Information, materials, or products that directly or indirectly are derived from, are produced by use of or that wholly or partially incorporate the Disclosing Party’s Confidential Information and all copies thereof (collectively, the “Derivative Intellectual Property”) are and shall remain the sole and exclusive property of the Disclosing Party.  The Receiving Party shall not, directly or indirectly, file any patent applications disclosing or claiming any use or alteration of or improvement to the Confidential Information, or Derivative Intellectual Property, or otherwise seek to acquire any proprietary rights to the Confidential Information or Derivative Intellectual Property, without the Disclosing Party’s express written consent.  No documents or other data relating to the Confidential Information shall be copied or reproduced (including electronic reproduction or copying and backup copying) by the Receiving Party without the prior written consent of the Disclosing Party except as provided in paragraph 3 (c).  Each Receiving Party shall return all Confidential Information and all copies thereof to the Disclosing Party immediately upon request by the Disclosing Party.

6.

Injunctive Relief.  The parties acknowledge and agree that monetary damages alone will not adequately compensate the Disclosing Party for a breach of the Receiving Party’s obligations hereunder and, therefore, agree that in the event of the breach or a threatened breach of any such obligation, in addition to all other remedies available at law, in equity, or otherwise, the Disclosing Party shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms of this Agreement.

7.

Waiver.  No waiver of any provisions of this Agreement or consent to any departure from the terms hereof shall be effective unless the same shall be in writing and signed by the Disclosing Party waiving or consenting thereto.

8.

Governing Law. The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by the law of California, excluding its conflict of laws rules.

9.

Attorneys' Fees.  If the services of an attorney are required by any party to secure the performance of this Agreement or otherwise upon the breach or default of another party to this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation thereto, the prevailing party shall be entitled to reasonable attorneys' fees, costs and other expenses, in addition to any other relief to which such party may be entitled.

10.

Counterparts; Facsimile Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  Facsimile signatures shall be deemed originals and shall have the same effect as original signatures.

Parti PARTICIPANT	ALTERGY SYSTEMS

By________________________________ Signature Print Name:_______________________ Title: ____________________________	By________________________________ Signature Print Name:_______________________ Title: ____________________________

Address:_______________________________

140 Blue Ravine Road

______________________________________

Folsom, CA 95630

Tel:  __________________

Tel: 916-458-8590

Fax: __________________

Fax: 916-200-0488

A-13-

EXHIBIT B

OPTION TO ACQUIRE LICENSE AND NOTICE OF EXERCISE

1.

This option (“Option”) certifies that TransAct Energy Corp., a Nevada corporation (“TransAct”) or authorized assignee (along with TransAct, “Holder”) is entitled, subject to the terms and conditions of the Collaboration Agreement between Altergy Systems (“Altergy”) and Holder, to purchase from Altergy, at any time prior to 5:00 p.m. Pacific Time on September 31, 2011 (the "Expiration Date") a license to manufacture and sell Licensed Products in the Field of Use in the Territory (as such terms are defined in the License Agreement attached hereto as Exhibit A), pursuant to the License Agreement attached as Exhibit B-1 to the Collaboration Agreement, upon payment of the amount described in Section 2 below.

2.

The total issuance fee for the License is Fifteen Million United States Dollars ($15,000,000), with a minimum of Five Million United States Dollars ($5,000,000) (“Option Exercise Fee”) due along with exercise of this Option.  The Option Exercise Fee is not refundable; however, it will be applied toward payment of the License issuance fee if Holder executes the License Agreement.

3.

This Option is exercisable by Holder at any time prior to the Expiration Date, upon delivery of this document and the attached License Agreement to Altergy fully completed and executed, along with payment of the amount described in Section 2.  If not exercised on or before the Expiration Date, this Option shall automatically expire.

4.

This Option is personal to Holder and may not be assigned without the prior written consent of Altergy.

IN WITNESS WHEREOF, Altergy has caused this document to be duly executed effective as of October 22, 2010.

ALTERGY SYSTEMS

By:

Eric S. Mettler

Its: President and Chief Executive Officer

NOTICE OF EXERCISE

The undersigned hereby irrevocably elects to exercise an Option to purchase a license to manufacture and sell Licensed Products in the Field of Use in the Territory in accordance with the terms and conditions of the License Agreement attached hereto as Exhibit B-1 which has been executed by the undersigned, and herewith makes payment in full of the amount required to be paid upon such exercise.

TRANSACT ENERGY CORP.

By:

Print Name:_____________________________

Title:___________________________________

Date:___________________________________

B-1

EXHIBIT B-1

LICENSE AGREEMENT

Altergy Systems a California corporation ("Altergy" or “Licensor”), and TransAct Energy Corp, a Nevada corporation (“TransAct” or “Licensor") agree, effective as of October 22, 2010 (the “Effective Date”), as follows:

1.

Background and Purpose.

1.1.

Altergy has developed proprietary fuel cell technology for applications in telecommunications and other markets.  India is one of the fastest growing telecommunications markets in the world. Altergy has begun developing a market for Altergy telecommunications backup power systems in India through its distributors.

1.2.

TransAct wishes to obtain a license to manufacture, sell and distribute products incorporating Altergy’s technology.  The parties agree upon a collaboration to build and market fuel cell products as per this Agreement.

2.

Definitions.  As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applied to both singular and plural forms of the terms defined):

2.1.

“Affiliate” means (a) a Common Control Person of (i) Licensee or (ii) a Common Control Person of Licensee, or (b) any Person holding 30% or more of the equity stock of Licensee or a Common Control Person of Licensee.

2.2.

"Agreement" means this License Agreement as from time to time amended and in effect between the parties, including all exhibits hereto.

2.3.

“Authorized Customer” means any end user who uses Licensed Products for an application authorized in the Territory.

2.4.

“Change in Control” means a transfer or transfers, in one or more occurrences, of more than thirty-five percent (35%) of the voting rights, the assets or the composition of the Board of Directors or other governing body of Licensee.

2.5.

"Common Control Person" means any Person controlling, controlled by or under common control with a Person.  As used in this Agreement, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.  The terms "controlling" and "controlled" have meanings correlative to the foregoing.

2.6.

“Confidential Information” means all proprietary or confidential information and materials that Altergy has or will develop, compile or own, or that Altergy receives under conditions of confidentiality.  Confidential Information includes not only information disclosed by Altergy (including its employees, agents, Board members and independent contractors) or its clients or customers to Licensee in the course of Licensee’s relationship with Altergy, but also information and materials (including Inventions) developed or learned by Licensee during the course of its relationship with Altergy.  Confidential Information includes (a) all information and materials that have or could have commercial value or other utility in the business in which Altergy or its clients or customers are engaged or in which they contemplate engaging, and (b) all information and materials that, if disclosed without authorization, could be detrimental to the interests of Altergy or its clients or customers, whether or not such information or materials are identified as Confidential Information by Altergy or its clients or customers. By example and without limitation, Confidential Information includes all information on techniques, processes, formulas, formulations, trade secrets, inventions, discoveries, improvements, research or development test results, specifications, fuel cell or reformer materials, varieties or types or characteristics of fuel cells or reformer equipment, locations of test sites of equipment, plate and platelet design, membranes, bonding surfaces, foam, electrical contacts, sealing mechanisms, metal composition, deposition and bonding processes, assembly processes, data, know-how, formats, marketing plans, business plans, strategies, forecasts, unpublished financial information, budgets, projections, and customer and supplier identities, characteristics and agreements.  Confidential Information shall not include (a) information which is currently in or becomes part of the public domain; (b) information which Licensee documents that it had in its possession prior to its disclosure hereunder by Altergy or its clients or customers; (c) information which Licensee rightfully receives, without any restriction on disclosure or use, from a third party that is not restricted as to the dissemination of such information or materials; and (d) information which Licensee can document that it independently developed. Licensee hereby agrees to supply documentation relating to, or that supports its contentions that such information falls within the definition of, subparagraphs (a) through (d) above promptly upon request from Altergy.

2.7.

“Field of Use” means all back up and uninterruptible power supply (“UPS”) fuel cell power generation products and applications thereof which have been developed by Altergy as of the Effective Date, including any improvements to such products during the term of this Agreement.

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2.8.

“Gross Sales” means the total invoice value of all products and services sold by Licensee and its Affiliates or permitted sublicensees, before deducting customer discounts, returns or other adjustments less any associated sales taxes in the total invoice value.  For purposes of calculating Gross Sales, transfers to an Affiliate for end use by the Affiliate or sublicensee will be treated as sales at list price.  For purposes of calculating royalties, a sale shall be deemed to have occurred on the earlier of the date of (a) shipment of the Licensed Products to, or performance of services for, Licensee’s customer; or (b) issuance of the invoice for the Licensed Products; or (c) payment by the customer.

2.9.

“Inventions” as used herein, means discoveries, developments, designs, ideas, improvements, inventions, formulas, processes, techniques, applications, methods, utilities, know-how, chemicals, hardware, fuel cells and other materials and data (whether or not patentable or registered under copyright or similar statutes) made, conceived, reduced to practice or learned by Licensee (either alone or jointly with others) during the term of this Agreement, that (a) are related to the Licensed Technology, (b) result or are derived from Licensee’s work as a Licensee as described in this Agreement, or (c) result from the use of, are related to, or are derived from Confidential Information, the Licensed Technology, or any premises or property (real, personal, tangible, intangible or intellectual) owned, licensed, leased or otherwise used or acquired by Altergy, or services of Altergy.

2.10.

“Licensed Products” means any fuel cell engine or fuel cell system or component thereof in the Field of Use produced from, containing or incorporating the Licensed Technology, and any related services.

2.11.

“Licensed Technology” means all technology associated with Altergy Freedom Power™ fuel cell products, including all Altergy United States and foreign patents and patent applications, and any divisions, reissues, reexaminations, renewals, extensions, and substitutions thereof, as well as know-how or other intellectual property filed or developed directly by or for Altergy relating to this technology.

2.12.

"Person" means an individual, corporation, partnership, limited liability or other company, trust or other entity.

2.13.

“Territory” means the Republic of India.

2.16.

`”Transfer” means sell, distribute, lease, license, loan, devise, bequeath, gift, exchange, ship, install or otherwise transfer.

3.

Grant and Scope of License.

3.1.

Grant.  Licensor hereby grants to Licensee:

(a)

(i) Subject to the terms and conditions of this Agreement, an exclusive, royalty-bearing , nontransferable license, to manufacture, assemble and sell Licensed Products in the Field of Use in the Territory.  Any rights not expressly granted to Licensee in this Agreement are reserved to Licensor.

(b)

The Licensed Products will be manufactured, assembled, sold, distributed, installed and used only in the Territory for applications authorized in the Field of Use.  No equipment and machinery used to manufacture or assemble the Licensed Products, nor any drawings, pictures or other Confidential Information relating to the Licensed Products shall be shipped or otherwise Transferred, directly or indirectly, outside of the Territory or to persons outside the Territory.

(c)

Without the prior written approval of Altergy, Licensee shall not, directly or indirectly, Transfer the Products outside the Territory or for other than applications authorized in the Field of Use and shall not Transfer Licensed Products (nor any drawings, pictures or other Confidential Information relating to the Licensed Products) to customers or other Persons that it knows or has (or reasonably should have) reason to believe will, directly or indirectly, Transfer Altergy’s products to Persons other than Authorized Customers, or to locations outside the Territory or for applications other than those authorized in the Field of Use.

(d)

The license granted does not include the right to grant sublicenses or otherwise Transfer the license without the prior written consent of Altergy, which consent Licensor may grant or withhold in its sole discretion.

(e)

The Licensed Products will be sold in the Territory under Licensee’s brand(s).  No such brand(s) shall be confusingly similar to Licensor’s brands.  No Licensor trademark or service mark, or reference to Licensor, shall be used by Licensee with regard to Licensed Products or related documentation or materials, without a written license from Altergy authorizing such use.

3.3.

Grant Back of Know-How Developed by Licensee.  All Inventions, including but not limited to Inventions arising out of services performed for Licensee or its Affiliates by Altergy or other Persons, will be owned by Altergy unless a joint development agreement is entered into between the Parties.  If Licensor makes or develops any know-how or inventions related to the Licensed Products or Licensed Technology that are not owned by Altergy, Licensor will grant to Altergy a nonexclusive, license to use such know-how and inventions under current terms and practices being offered to other third parties by the Licensee.

B-1-2

4.

Term and Termination.

4.1.

Term.  The initial term of this Agreement shall commence on the Effective Date and shall remain in force and effect for ten years thereafter, unless earlier terminated pursuant to the provisions of this Agreement. Thereafter, the Agreement shall be automatically renewed for an additional ten years on a no fee basis, unless either party gives the other party written notice of termination at least 90 days prior to the expiration of the then-current term.

4.2.

Termination Upon Mutual Agreement.  Licensor and Licensee may terminate this Agreement at any time by mutual, written agreement.

4.3.

Termination for Nonpayment or Late Payment.  Licensor may terminate this Agreement if Licensee fails to make any payment due to Altergy under this License or any other agreement between the parties (including the Distribution Agreement) and fails to cure such breach within 60 days after written notice thereof from Altergy; provided, however, that notwithstanding the foregoing, Altergy may terminate this Agreement (without opportunity for Licensee to cure) in the event that Licensee fails three times in the aggregate to make payments on or before the original due date.

4.4.

Termination for Cause.  Either party may terminate this Agreement if the other party breaches any of its obligations under this Agreement (including but not limited to breach of the provisions of Sections 5, 7, 8, 9, 12 and 13) and fails to cure such breach within 30 days after receiving written notice thereof from the nonbreaching party.  Notwithstanding the preceding sentence, Licensor may terminate this Agreement immediately if Licensee or any of its Affiliates or approved distributors or sublicensees breaches confidentiality other nondisclosure obligations to Altergy.

4.5.

Other Reasons for Automatic Termination.  This Agreement shall terminate automatically if Licensee becomes insolvent or discontinues or liquidates its business, or upon the assignment or attempted assignment by Licensee for the benefit of creditors, or the commencement by or against Licensee of voluntary or involuntary proceedings (which are not dismissed within 120 calendar days) under any bankruptcy, reorganization, or similar laws of any jurisdiction, or if any order shall be made or any resolution passed for the winding up, liquidation or dissolution of Licensee, or if a receiver is appointed for Licensee for all or substantially all of its assets, or if a substantial portion of Licensee’s goods or properties are taken in execution.

4.6.

Effect of Termination or Expiration. In the event of termination or expiration of this Agreement: (a) all sums due hereunder to Licensor (except those that might relate to royalties or other payments with respect to products sold during the Sell-Off Period described in Section 4.7) shall be due and payable within 30 days after such expiration or termination; (b) all rights granted to Licensee pursuant to this Agreement except as expressly otherwise provided herein shall automatically revert to Licensor, which shall be free to exploit same without any further obligation to Licensee; and (c) Licensee will assign and deliver to Licensor its customer lists and the vendor identification numbers for each Person to whom Licensed Products have been sold or otherwise Transferred.

4.7.

Sell-Off Period. Upon expiration or termination of this Agreement, Licensee shall have the right to dispose of any Licensed Products, which are on hand or in-process for a period of 180 days after expiration or termination (“Sell-Off Period”). Any Licensed Product sold or distributed by Licensee during the Sell-Off Period shall be subject to the royalties set forth in Section 6 hereof.

4.8.

Statement of Inventory; Option to Purchase Inventory.  Licensee shall deliver to Licensor, within 10 days following the expiration or termination of this Agreement, a statement (the “Inventory Statement”) indicating the number and description of the Licensed Products, tooling, molds, machinery and robotic and other equipment constituting or used in the Licensed Product assembly lines, and promotional materials relating to such Licensed Products (collectively, the “Inventory”), in the possession, or under the control, of Licensee or its Common Control Persons, Affiliates or lenders.  Licensor will have the option to purchase from Licensee (at the lesser of the applicable lien amounts on such Inventory, Licensee’s original purchase price, or Licensee’s then current book value) such quantity or parts of the Inventory as Licensor may desire.  Licensor may exercise such option by providing written notice of such exercise to Licensee no later than midnight U.S. Pacific Time of the 30th day after receipt of the Inventory Statement from Licensee (the “Option Expiration Date”).  If the option is not so exercised, Licensor’s option to purchase such Inventory shall expire at midnight Pacific Time on the Option Expiration Date.

4.9.

Termination Does Not Release Payment Obligation.  Any termination of this Agreement shall not release a party from paying any amount that it may then owe to the other party.

5.

Representations and Responsibilities of Licensee.  Licensee shall be responsible for the following:

5.1.

Marketing and Advertising Products.  Licensee shall use its continued best efforts to develop a market for and sell the Licensed Products in the Territory at Licensee’s own expense, and will submit written reports to Altergy describing its progress thereon.  Licensee and Altergy will agree upon reasonable diligence and reporting milestones.

B-1-3

5.2.

Compliance With Law.  Licensee shall comply with all applicable laws and regulations in performing its duties and responsibilities hereunder, and in any of its dealings with respect to the Licensed Products.

5.3.

Maintain Confidentiality.  Licensee shall hold in confidence and not disclose to any other Person any and all information of a confidential nature, including but not limited to Confidential Information, regarding Licensor’s business or affairs, and shall not use such information except in performance of this Agreement.  Any separate nondisclosure or confidentiality agreements between Licensor and Licensee shall remain in full force and effect.

5.4.

Maintain Quality.

(a)

All Licensed Products sold by Licensee shall be of first class quality, in merchantable condition and suitable for the uses described on the package or in other promotional material used in connection with the Licensed Products.  All such Licensed Products shall be of no less than the quality of products manufactured in Altergy’s Folsom, California plant. Licensee acknowledges and agrees that Licensor’s reputation and goodwill can be materially damaged by being associated with substandard products which are derived from its Licensed Technology.  Licensee agrees to make, use and sell Licensed Products to Licensor’s quality requirements. Altergy will have the right to inspect products produced under license by NewCo and the right to audit NewCo’s processes to ensure products are being produced in accordance with Altergy’s process, product and quality standards.

(b)

Licensor will periodically update the bill of material used in its manufacture of the Licensed products (including any implemented changes to the same) in order that Licensee can match the quality of the products manufactured by Altergy in Folsom, California.

5.5.

Promotional Materials.  Licensee shall be responsible for producing, at its sole expense, any promotional materials Licensee reasonably deems necessary to market the Licensed Products in accordance with this Agreement.  All promotional materials shall be of a commercial quality consistent with international marketing standards to sell products of a similar caliber to the Licensed products.

5.6.

Manufacture of Products.  Licensee shall be responsible, at Licensee’s sole expense, for manufacture of all Licensed Products (and any materials necessary for the manufacture of Licensed Products) and shall perform all services in connection therewith, except to the extent Licensor may be retained by written contract to perform any such services.

5.7.

Non-Circumvention of Rights.  Licensee acknowledges Licensor’s proprietary ownership of the Licensed Technology and Inventions, and hereby represents and warrants that Licensee will not take any action that will circumvent such ownership, or lessen the worth of the Licensed Technology or Inventions.  Licensee shall protect the Licensed Technology and Inventions as diligently as if the Licensed Technology and Inventions were Licensee’s own intellectual property, patents or trade secrets (but in no event shall Licensee use less than a reasonable degree of diligence).  Without limiting the generality of the foregoing, Licensee shall not engage in, participate in, or knowingly permit any reproduction or distribution of the Licensed Technology or Inventions, nor derivative works based on the Licensed Technology or Inventions, or any part thereof, without the prior written authorization of Licensor; provided, that in any event Licensor shall own all such reproductions and derivative works.

5.8.

Compliance with Applicable Laws; Certifications and Permits.  Licensee will comply with all applicable laws at all times during the term of this Agreement.  Licensee also will be responsible for obtaining any and all permits and certifications required to market and sell the Licensed Products and related services in the Territory.  Licensor makes no representations or warranties as to whether any Licensed Products will meet any certification or permitting requirements in the Territory.

6.

Royalties, Statements and Payments. In consideration of the license grant:

6.1.

License Acquisition Fee.  Licensee will pay to Licensor a license acquisition fee of either (a) Fourteen Million United States Dollars ($14,000,000 if paid in one lump sum at the time of exercise of the Option to purchase this License, or (b) if Licensee prefers installment payments, a total of Fifteen Million United States Dollars ($15,000,000), payable in three equal installments of $5 million each on or before the following dates:

(i)

$5 million payable upon exercise of the Option to purchase this License;

(ii)

$5 million on or before June 1, 2011; and

(iii)

$5 million on or before January 1, 2012.

B-1-4

6.2.

Notwithstanding the payment schedule described in Section 6.2, Licensee will have no right to manufacture Licensed Products in the Territory unless and until Licensee has paid to Licensor the entire $15 million License Acquisition Fee; provided, however, that in the event Licensee makes the first $5 million installment of the License Acquisition Fee and is current with all payments due under all other agreements with Licensor (including but not limited to the Distribution Agreement), (i) License will have an interim license to manufacture cabinets and other content (excluding fuel cell stacks and control systems) in the Territory, and (ii) Licensor will provide reasonable amounts of assistance to Licensee to develop a source for cabinets and integration within the Territory.  During such period, Licensor will supply fuel cell engines to Licensee under the Distribution Agreement.

6.2.

Royalties.

(a)

Earned Royalties.  Licensee will pay to Licensor earned royalties on Licensee’s Gross Sales within any given calendar year as follows:

Gross Sales Amount

Royalty %

$0 to $25,000,000

8%

$25,000,000.01 to $50,000,000

6%

$50,000,000.01 to $100,000,000

4%

More than $100,000,000

2%

Royalties shall be payable and wired to Licensor within 30 days after the end of each calendar quarter (March 31, June 30, September 30, December 31) for sales of Licensed Products herein made during such calendar quarter.  Along with each payment of royalties, Licensee will provide Altergy with a written report setting forth in reasonable detail Gross Sales during the applicable period and the resulting calculation of the payment due.  Earned royalties on Gross Sales will not be reduced by any fees or other charges imposed by any government entity on the remittance of royalty income.  A written report shall be rendered regardless of whether royalties are actually due and payable for such calendar quarter.  Each report shall be certified as accurate by a duly authorized executive officer of Licensee.

(b)

Minimum Royalties.  In the event that earned royalties payable in any calendar year do not reach the minimum royalties set forth below, Licensee shall have the option to pay to Licensor, as a minimum annual royalty, the difference between the earned royalties for such calendar year and the following minimum annual royalty for such calendar year as a “top up.”

Year

Minimum Annual Royalty

Payable

2011

$2 million

January 31, 2012

2012

$4 million

January 31, 2013

2013

$6 million

January 31, 2014

2014

$8 million

January 31, 2015

2015

$10 million

January 31, 2016

Thereafter

To Be Negotiated

January 31 of each year

*Provided that each successive year shall not be less than the preceding year.

This minimum annual royalty will be credited against the earned royalties due and owing for the Year in which the minimum payment is made.  All royalties and payments will be made in United States dollars.

(c)

In the event that Licensor grants permission for any sublicense under this Agreement, then Licensee shall pay Licensor fifty percent (50%) of all sublicense fees under such sublicense agreement.  As used herein, sublicense fees shall include, without limitation, all up front or deferred license fee payments, annual license fees, minimum annual royalties, and all other royalties, fees or payments (including the fair market value of property) received from a sublicensee. Notwithstanding the provisions of this section, in no event shall Licensor receive earned royalties less than those set forth in Section 6.2(a).

6.3.

Currency.  All royalties due Licensor will be payable in United States currency.  When Licensed Products are sold for moneys other than United States dollars, the earned royalties will first be determined in the foreign currency of the country in which the Licensed Products were licensed and then converted into equivalent United States currency.  The exchange rate will be that rate quoted in the Wall Street Journal on the last business day of the reporting period.

6.4.

Late Payments.  Notwithstanding anything herein to the contrary, any and all amounts due by Licensee hereunder not paid to Licensor by Licensee when due shall, without excusing such lateness, bear interest at the rate of 1.5% per month (or, if such rate exceeds the applicable usury rate, then at the highest rate permitted by law).

B-1-5

6.5.

Record-Keeping and Audit Rights.  Licensee will keep and maintain complete and proper books and records (at its main Nevada office) as are required to determine accurately the royalties payable to Altergy for five years following the date on which such royalties were reported.  Altergy will have the right, on reasonable notice and during Licensee’s regular business hours, but not more than once in each calendar quarter, to audit and inspect Licensee’s books of account and records (at the Licensee’s office of record) insofar as they relate to the sale and distribution of the Licensed Products.  Such audit and inspection will be at Licensor’s expense, unless such audit and inspection shows an underpayment of royalties by Licensee of 5% or more for a calender year that has not been corrected by Licensee within 30 days of its annual audit concluding (which audit shall be concluded within the quarter immediately after Licensee’s fiscal year end); in such case, Licensee will reimburse Licensor for the cost and expense of the audit and inspection for such period.

7.

Patent Infringement.  Licensee shall promptly notify Licensor in writing of any infringements or imitations by others of the Licensed Technology or the Licensed Products, if and when Licensee knows such.

8.

Use of Names and Trademarks.  Nothing contained in this Agreement will be construed as conferring any right to use in advertising, publicity or other promotional activities any name, trademark, trade name, or other designation of either party hereto by the other.

9.

Product Design and Modification.  Before marketing any Licensed Product that has been changed from the Licensor’s design, Licensee shall prepare and submit to Licensor a design change concept for such Licensed Product, including samples if appropriate.  Licensor will have the right of final approval of the appearance and packaging for such Licensed Products; provided, however, that such approval shall not be unreasonably withheld.  Once a change to a Licensed Product design is approved, no additional approvals from Licensor will be necessary; provided, however, that no modification thereof shall be made without the approval of Licensor.  As used herein, a “modification” of a Licensed Product means any material change in or variation of a Licensed Product (including without limitation a change in the materials or components of such Licensed Product).  Notwithstanding any other provision of this Agreement, Licensor’s approval of any design or other characteristic of a product shall not constitute (or be deemed as) Licensor’s endorsement of the product, or any representation or warranty as to the product’s efficacy or safety.

10.

No Warranties; Assumption of Risk.  LICENSEE ACKNOWLEDGES ITS AWARENESS THAT THE LICENSED TECHNOLOGY OR LICENSED PRODUCTS MAY NOT FUNCTION IN THE MANNER OR FOR THE PURPOSES REPRESENTED BY LICENSOR.  LICENSEE FURTHER ACKNOWLEDGES AND AGREES THAT LICENSOR HAS NOT MADE, AND WILL NOT MAKE, ANY REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE LICENSED TECHNOLOGY OR LICENSED PRODUCTS, OR ANY PART THEREOF, INCLUDING ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS OR SUITABILITY FOR ANY PARTICULAR PURPOSE, WHETHER OR NOT LICENSOR KNOWS OR HAS REASON TO KNOW, OF SUCH USE, WHETHER ALLEGED TO ARISE BY LAW, OR BY REASON OF CUSTOM OR USAGE IN TRADE OR COURSE OF DEALING.  LICENSOR MAKES NO REPRESENTATION OR WARRANTY THAT THE LICENSED PRODUCTS WILL NOT INFRINGE ANY PATENT OR OTHER PROPRIETARY RIGHT OF THIRD PARTIES.  IN NO EVENT WILL LICENSOR BE LIABLE FOR SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, ARISING OUT OF OR IN CONNECTION WITH THE LICENSED TECHNOLOGY OR LICENSED PRODUCTS OR THIS AGREEMENT.

THE LICENSOR DOES WARRANT AND REPRESENT THAT IF IT BECOMES AWARE OF ANY MATERIAL DEFECT OR FLAW IN DESIGN OF THE LICENSED TECHNOLOGY THAT IT WILL PROMPTLYNOTIFY IN WRITING THE LICENSEE.

11.

Relationship of the Parties.  Licensee shall be deemed to be an independent contractor hereunder and shall not be considered or permitted to be an agent, servant, joint venture or partner of Licensor.  Licensor and Licensee intend and agree that neither party shall have the authority to make any agreement or commitment, or incur any liability on behalf of the other party, nor shall either party be liable for any acts, omissions to act, contracts, commitments, promises or representations made by the other, except as specifically authorized in this Agreement or as the parties may hereafter agree in writing.

12.

Product Liability Insurance.  Prior to selling or distributing any Licensed Products, Licensee shall obtain at its sole expense comprehensive liability insurance from a recognized insurance company in an amount commensurate with normal business practices of International Manufacturing Companies operating in India and Licensee’s obligations under this Agreement, combined single limit, which policy names the Licensor as an additional insured during the term of this Agreement, and which is non-cancelable except upon 30 days prior written notice which the insurer will give to Licensor.

13.

Additional Documentation; Cooperation.  Each party shall upon the request of the other, execute, acknowledge and deliver to the other party any instrument that may be reasonably required by law in order to accomplish the intent of this Agreement or the agreements referenced herein.  Each party agrees to cooperate to effectuate the intent of this Agreement and shall take all appropriate action necessary or useful in doing so.

B-1-6

14.

Governing Law; Dispute Resolution.

14.1.

The rights and obligations of the parties and the interpretation and enforcement of this Agreement shall be governed by and construed in accordance with, the laws of the State of California, excluding its conflicts of laws rules.  Any claim or controversy arising out of, governed by or pertaining to this Agreement or the breach thereof ("Dispute"), whether such claim or controversy is based on common law, case law, statute, rule or regulation of any nation or territory, or political subdivision of a nation or territory, shall be resolved as provided in this section.

14.2.

The parties agree that no party shall have the right to sue any other party regarding a Dispute except a party may seek injunctive or other provisional or equitable relief in order to preserve the status quo of the parties pending resolution of the Dispute, and the filing of, or response to, an action seeking injunctive or other provisional relief shall not be construed as a waiver of that party's rights under this section.

14.3.

If a Dispute arises between the parties, the parties shall initially use their best efforts to resolve the Dispute by negotiation.  To commence the Dispute resolution process and time periods, any party may serve written notice on the other party specifically identifying the Dispute and requesting that efforts at resolving the Dispute begin.

14.4.

 If the parties are unable in good faith to resolve the Dispute by negotiation within 30 days after the initial notice, the Dispute, as well as any counterclaims or cross-claims made, shall be submitted to binding arbitration, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.  Unless the parties otherwise agree, the arbitration shall be conducted by a three-arbitrator panel in Sacramento, California.  Except as otherwise provided in this section, the arbitration shall be conducted in accordance with, and governed by, the Commercial Arbitration Rules of the American Arbitration Association.  The arbitration shall proceed with due dispatch and a decision shall be rendered within 60 days after the appointment of the final arbitrator.  Such decision shall be in such written form that a judgment may be entered on it in any court of competent jurisdiction, and all awards may if necessary be enforced by any court (including but not limited to any Indian or United States court) having jurisdiction in the same manner as a judgment in such court..  In no event shall the arbitrators' award include any component for punitive or exemplary damages whether based on the common law, case law or statute.  The parties shall bear equally all costs; provided, however, that the prevailing party shall be entitled to an award for actual damages, attorneys' fees, and accountants' and other experts’ fees it incurred in the arbitration proceeding.

14.5.

The exclusive venue for any mediation, arbitration or court action shall be Sacramento, California.  Each of the parties hereby submits to the personal jurisdiction of said California tribunals and waives any right to claim lack of personal jurisdiction over such party.

15.

Succession.  Subject to the provisions otherwise contained in this Agreement and the other agreements referenced herein, this Agreement shall inure to the benefit of and be binding on the successors and assigns of the respective parties hereto.

16.

Confidentiality.  The parties shall enter into mutually binding confidentiality agreements in forms reasonably acceptable to each party.

17.

Attorneys’ Fees.  In the event of any litigation or arbitration between the parties hereto with respect to the subject matter hereof, the unsuccessful party to such litigation or arbitration shall pay to the successful party all costs and expenses, including, without limitation, reasonable attorneys' fees, incurred therein by the successful party, all of which shall be included in and as a part of the judgment or award rendered in such litigation or arbitration.

18.

Entire Agreement.  This document constitutes the entire agreement between the parties (except for any nondisclosure or confidentiality agreements, and the collaboration and distribution agreements, between or among the parties, which shall remain in full force and effect), all oral agreements being merged herein, and supersedes all prior representations.  Except for nondisclosure or confidentiality and other agreements referenced above, there are no representations, agreements, arrangements or understandings, oral or written, between or among the parties relating to the subject matter of this Agreement that are not fully expressed herein.

19.

Amendment.  The provisions of this Agreement may be modified at any time by agreement of the parties.  Any such agreement hereafter made shall be ineffective to modify this Agreement in any respect unless in writing and signed by the parties against whom enforcement of the modification or discharge is sought.

20.

Waiver.  Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

B-1-7

21.

Non-assignability.  Licensee shall not assign, delegate or Transfer any of its rights or obligations under this Agreement to any third party without the express written consent of Altergy.  In no event shall the license or this Agreement be assigned, delegated or Transferred to a competitor of Licensor. Licensor may assign, delegate, subcontract or otherwise transfer this Agreement or any right or obligation under this Agreement without the prior written consent of Licensee.

22.

Severability.  If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

23.

Indemnification.  Licensee agrees to defend, indemnify and hold Licensor harmless from and against any and all liabilities, losses, product liability claims, damages, costs or expenses (including attorneys’ fees) of any kind (“Claims”) which Licensor may hereafter suffer or be required to pay arising from the performance or non-performance by Licensee of any act relating to this Agreement or the manufacture, assembly, sale or marketing of the Licensed Products, including, but not by way of limitation, Claims for property damage or personal injury, wrongful death Claims, product liability Claims, the use of false and misleading advertising, or the failure to possess or maintain any of the federal, state or local licenses or permits required under applicable United States, Indian or other laws.

24.

Notice.  Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or (iv) on the date of transmission if sent by telegram, telecopy, email or other means of electronic transmission, with receipt confirmed.  Any such notice shall be delivered or addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision.

If to LICENSEE:

Address set forth on the signature page

If to Altergy:

Altergy Systems

140 Blue Ravine Road

Folsom, CA 95630

Telephone: 916-458-8590

Fax: 916-200-0488

Attention:  Eric S. Mettler, Chief Executive Officer

Email:  eric.mettler@altergy.com

With Copy to:

Altergy Systems

140 Blue Ravine Road

Folsom, CA 95630

Telephone: 916-458-8590

Fax: 916-200-0488

Attention:  Terry D. Carlone, Chief Administrative Office

Email:  terry.carlone@altergy.com

Failure to give notice in accordance with any of the foregoing methods shall not defeat the effectiveness of notice actually received by the addressee.  Any party may change the address to which such notices are to be addressed, by giving the other parties notice in the manner herein set forth. Failure to conform to the requirement that mailings be done by registered or certified mail shall not defeat the effectiveness of notice actually received by the addressee.

25.

Press Releases.  The parties may announce the relationship established by this Agreement through press releases or other means.  Each party will be given prior notice of, and chance to review and comment on, the contents of any press release by the other party.  In doing so, the parties will consider any applicable disclosure rules of the public markets in the United States of America and the Republic of India..

26.

Specific Performance.  Each party's obligations under this Agreement are unique.  The parties each acknowledge that, if any party should default in performance of the duties and obligations imposed by this Agreement, it would be extremely impracticable to measure the resulting damages.  Accordingly, the nondefaulting party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the parties each expressly waive the defense that a remedy in damages will be adequate.

27.

Counterparts; Facsimile or Email Signatures.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.  The parties may sign this Agreement in their respective cities and exchange signature pages by facsimile or email.  Such facsimile or email signatures shall be deemed originals and shall have the same effect as original signatures.

B-1-8

ALTERGY SYSTEMS By:____________________________________ Print Name: _____________________________ Title:___________________________________ Date: __________________________________

TRANSACT ENERGY CORP.

By:____________________________________

Print Name: _____________________________

Title:___________________________________

Date:

__________________________________

Address:_______________________________

______________________________________

Telephone:______________________________

Fax:___________________________________

Email:__________________________________

B-1-9